UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):June 12, 2014

Par Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-16203	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(713) 969-3293

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Stockholders Agreement

On June 12, 2014, Par Petroleum Corporation (the “Company”) and the stockholders who are parties to the Stockholders Agreement dated August 31, 2012 (the “Stockholders Agreement”), entered into a First Amendment to the Stockholders Agreement (the “First Amendment”). The First Amendment, among other things: (i) amends the Stockholders Agreement such that the stockholders agree to vote their shares such that the size of the board of directors of the Company (the “Board”) is set and remains at seven (7) directors, instead of five (5), with the Board or a committee of the Board designating the two directors to fill the additional positions on the Board resulting from such increase and (ii) removes the requirement that all members of the boards of directors or managers of the Company’s subsidiaries, other than Piceance Energy LLC (“Piceance Energy”), consist of the same members as the Company’s Board. Other material terms of the Stockholders Agreement remain unchanged.

The foregoing description of the First Amendment is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.

The information included in Item 1.01 of this Current Report on Form 8-K regarding the First Amendment and the information included in Item 5.03 of this Current Report on Form 8-K regarding the Bylaws Amendment are incorporated by reference into this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) Departure of Directors

On June 12, 2014, Michael R. Keener and Benjamin Lurie, both members of the Board of the Company, resigned from the Board. At the time of his resignation, Mr. Keener was a member of the audit committee of the Board. Mr. Keener did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. At the time of his resignation, Mr. Lurie was a member of the compensation committee of the Board. Mr. Lurie did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d) Election of New Directors.

On June 12, 2014, the size of the Board was increased from five (5) to seven (7) directors and Melvyn N. Klein, Curt Anastasio, Timothy Clossey and Robert Silberman became members of the Board.

Pursuant to the Stockholders Agreement, as amended by the First Amendment, certain stockholders have the right to designate members of the Board, including (i) two individuals designated by Whitebox (Jacob Mercer and L. Melvin Cooper), (ii) two individuals designated by ZCOF (Will Monteleone and Robert Silberman) (iii) one individual designated jointly by Whitebox, ZCOF and Waterstone (Curt Anastasio), and (iv) two individuals designated by the Board or a committee of the Board (Melvyn N. Klein and Timothy Clossey).

Messrs. Klein and Clossey were elected to the Board pursuant to the First Amendment which provided for the election of two new members of the Board of directors to be selected by the Board or a committee of the Board. Messrs. Anastasio and Silberman were elected to the Board to fill the vacancies resulting from the resignations of Messrs. Keener and Lurie.

Mr. Klein was also appointed as the Chairman of the Board. William Monteleone is stepping down as the Chairman of the Board, but will continue to serve in his role as Chief Executive Officer and member of the Board.

Melvyn N. Klein, age 72, is a private investor and the founder of Melvyn N. Klein Interests and the President of JAKK Holding Corp., and was the managing general partner of the investment GKH Partners, L.P. from 1987 until 2008. Mr. Klein has been an attorney at counselor-at-law since 1968. Earlier in his career, he was a McKinsey & Company consultant and a senior officer of Donaldson, Lufkin and Jenrette, Inc. Mr. Klein has been the President and CEO of two American Stock Exchange listed companies: Altamil Corporation and Eskey, Inc. Additionally, Mr. Klein was the controlling shareholder, co-founder, or a significant partner in a number of companies in several fields, including American Medical International, Inc. (subsequently merged to create Tenet Healthcare); UGHC/Arcus (subsequently sold to Koch Industries, Inc.- Flint Hills Resources, LP. and the balance merged with Iron Mountain), Savoy Pictures Entertainment, Inc. (subsequently merged with IAC Interactive), Hanover Compressor Company (subsequently merged to create Exterran Holdings Corp.), Cockrell Oil & Gas, L.P. (assets subsequently sold to UNOCAL), and Santa Fe Energy Resources, Inc. (subsequently merged in part with Chevron and in part with Devon Energy). Mr. Klein was appointed by President Reagan to the Executive Committee of the President’s Private Sector Survey on Cost Control in the Federal Government (Grace Commission) and by President Clinton to the U.S. State Department’s Advisory Committee on International Economic Policy. Mr. Klein received a Doctor of Jurisprudence degree from Columbia Univerity and a Bachelor of Arts degree with Highest Honors in Economics from Colgate University. He also studied at the London School of Economics and Political Science and completed the coursework for a Master’s degree at The Johns Hopkins University School of Advanced International Studies. Mr. Klein is a member of the Philosophical Society of Texas.

Curt Anastasio, age 58, is the Executive Chairman of GasLog Partners LP, a subsidiary of GasLog Ltd, a growth-oriented international owner, operator and manager of liquefied natural gas (LNG) carriers, providing support to international energy companies as part of their LNG logistics chain. Appointed Executive Chairman in February 2014, Mr. Anastasio led the successful IPO of the company in May 2014. He previously served as President and CEO of NuStar Energy L. P., a publicly traded master limited partnership based in San Antonio, Texas. Mr. Anastasio was the President and CEO of NuStar Energy, L.P. from the time he led the initial public offering in April 2001, until he retired from the company on December 31, 2013. In 2013, Mr. Anastasio was elected to the San Antonio Business Hall of Fame. At the time of his retirement, NuStar had 8,621 miles of pipelines, 87 terminal and storage facilities with a combined 96 million barrels of storage capacity for crude oil, refined products and specialty liquids, and a 50% interest in one of the largest asphalt refiners and marketers in the U.S. That made NuStar one of the world’s largest storage terminal operators, with assets in major U.S. markets and in Canada, Mexico, the Netherlands, the United Kingdom and Turkey. Since joining a predecessor of NuStar in 1988, he has held various positions in the upstream and downstream oil and gas industry, which have included responsibility for supply, trading, transportation, marketing, development and legal. Mr. Anastasio received a Juris Doctorate degree from Harvard Law School in 1981 and a Bachelor of Arts degree, Magna cum Laude, from Cornell University in 1978. After graduation, he practiced corporate law in New York City.

Timothy Clossey, age 56, is the President and owner of Spirit Technologies, a management coaching and engineering consulting services company. Mr. Clossey previously served as Production Manager and Major Projects Director for BP Cherry Point. He was a Consultant to the Board at SaltChuck Resources on M&A opportunities; a Board Member at Timec, Inc., where Mr. Clossey chaired the Audit Committee, organized and chaired a Special Committee of Outside Directors and served on the Compensation Committee. Mr. Clossey served as President and CEO of ARCO Marine, Inc. As VP Corporate Strategic Planning, Downstream for ARCO, Mr. Clossey was responsible for strategic planning for all of ARCO’s downstream companies. As Vice President of Engineering, Technology and R&D at ARCO, his role was responsible for leading ARCO’s Engineering and Research Center in Anaheim, California. As Manager, Clean Fuels Development Task Force at ARCO, Mr. Clossey lead the reformulated gasoline R&D efforts at the Technical Center as well as served in the government Relations role working with industry associations such as WSPA and the API as well as all Federal and State agencies working on reformulated gasoline regulations throughout the nation. Mr. Clossey graduated from Harvard Business School with an Executive MBA. He received his BS in Chemical Engineering Summa cum Laude from Washington State University.

Robert Silberman, age 57, has served as a director of Covanta Holding Corp. since December 2004 and is a member of the Compensation Committee and the Finance Committee of the board of directors of Covanta. Mr. Silberman has been Executive Chairman of the Board of Directors of Strayer Education, Inc. since May 2013, Chairman of the Board from February 2003 to May 2013 and its Chief Executive Officer from March 2001 until May 2013. Strayer Education, Inc. is an education services company, whose main operating asset, Strayer University, is a leading provider of graduate and undergraduate degree programs focusing on working adults. Mr. Silberman also became a senior advisor to EGI Division as of March 1, 2014. From 1995 to 2000, Mr. Silberman held several senior positions, including President and Chief Operating Officer at CalEnergy Company, Inc., an independent energy producer. Mr. Silberman has also held senior positions within the U.S. Department of Defense, including Assistant Secretary of the Army. Mr. Silberman is a member of the Council on Foreign Relations, a nonpartisan resource for information and analysis on foreign relations. He also serves on the Board of Visitors of The Johns Hopkins University School of Advanced International Studies. Mr. Silberman was previously a director of Surgis, Inc., an ambulatory surgery center and surgical services company, and New Page Holding Corporation, a paper manufacturer.

On June 12, 2014, Messrs. Klein, Anastasio, Clossey and Silberman were each granted 2,025 shares of restricted Company common stock under the Company’s 2012 Long Term Incentive Plan. The restricted Company common stock will vest on December 31, 2014.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 12, 2014, the Company’s amended and restated bylaws (the “Bylaws”) were amended pursuant to the First Amendment to the Bylaws (the “Bylaws Amendment”).

Pursuant to the Bylaws Amendment, (i) the number of directors serving on the Board was increased from 5 to 7 to consist of those members designated pursuant to the Stockholders Agreement; (ii) the Chairman of the Board was granted an additional vote to resolve a deadlock when the initial vote on a matter results in a tie vote, replacing the previous requirement that a tie vote be resolved, first, by a majority of the directors designated by Whitebox or its affiliates (the “Whitebox Directors”) and ZCOF or its affiliates (the “ZCOF Directors”); (iii) the requirement that the stockholders elect certain persons as the members of the board of managers of Piceance Energy was removed; (iv) the requirement that each committee of the Board include at least one Whitebox Director and one ZCOF Director was removed; and (v) the requirement that amendments to the Bylaws must be approved by a majority of the Whitebox Directors and the ZCOF Directors was removed, such that the Board may amend the Bylaws or enact such other bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Company.

The foregoing description of the Restated Bylaws is qualified in its entirety by reference to the Restated Bylaws, a copy of which is attached hereto as Exhibits 3.1 and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On June 12, 2014, the Company issued a press release announcing the new directors. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1	First Amendment to the Amended and Restated Bylaws of Par Petroleum Corporation dated June 12, 2014.

4.1	First Amendment to the Stockholders Agreement dated June 12, 2014 by and among Par Petroleum Corporation, Zell Credit Opportunities Fund, L.P., ZCOF Par Petroleum Holdings, LLC, Waterstone Offshore ER Fund, Ltd., Prime Capital Master SPC, GOT WAT MAC Segregated Portfolio, Waterstone Market Neutral Master Fund, Ltd., Pandora Select Partners, LP, Whitebox Multi-Strategy Partners, LP, Whitebox Credit Arbitrage Partners, LP, Whitebox Concentrated Convertible Arbitrage Partners, LP, and Whitebox Asymmetric Partners, LP.

99.1	Press release dated June 12, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Petroleum Corporation

Dated: June 18, 2014	/s/ Brice Tarzwell
Brice Tarzwell Senior Vice President, Chief Legal Officer and Secretary

5